Exhibit 3.2


                                    BYLAWS OF
                 MEXICAN-AMERICAN-CANADIAN TRAILER RENTALS, INC.


                                   ARTICLE I.
                           Offices and Corporate Seal

         1.1) Office. The registered office of the corporation shall be 73 Benthaven Place, Boulder, CO 80303, or as set forth in the Articles of Incorporation or in the most recent Amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Colorado changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Colorado, as the Board of Directors shall, from time to time, determine.

         1.2) Seal. The corporation shall have no corporate seal.


                                   ARTICLE II.
                           Meeting of the Shareholders

         2.1) Annual Meeting. An annual meeting of the shareholders of the corporation shall be held at such date, time and place as set by the Board of Directors during each year of the corporation's existence, at which time the shareholders shall elect a Board of Directors consisting of as many members as the Bylaws or the resolution of shareholders then provide and shall transact such other business as shall properly come before them. In case a quorum is not present when the meeting is convened, those present may adjourn to such day as they shall agree upon. Notice of such adjournment shall be mailed to each shareholder entitled to vote, at least three (3) days before the meeting.

         2.2) Special Meetings. Special meetings of the shareholders shall be called at any time by the chief executive officer, the chief financial officer, two or more directors, or upon request by shareholder(s) holding twenty percent (20%) or more of the capital stock entitled to vote.

         2.3) Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or by proxy at such meeting, shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, shareholders present may continue to transact business until adjournment even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         2.4) Voting. At all meetings of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by each shareholder. Upon the demand of any shareholder, the vote for directors, or a vote upon any other question, shall be by ballot. All elections and all questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting, except in such cases as shall otherwise be required by statute, the Articles of Incorporation, or these Bylaws.

         2.5) Notice of Meetings. Notice of the time and place of every meeting of the shareholders shall be mailed to each holder of voting shares of record at least ten (10) days and not more than sixty (60) days prior thereto at the shareholder's address as shown by the books of the corporation. Every notice of a special meeting, but not a notice of a regular meeting, shall state the purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call.

         2.6) Closing of Books, Record Date. The record date for the determination of the shareholders entitled to notice of and to vote at any meeting shall be not more than sixty (60) days preceding the date of any such meeting.

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The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period.


                                  ARTICLE III.
                                    Directors

         3.1) General Powers. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business of the corporation shall be managed by or under the direction of the Board of Directors.

         3.2) Number, Qualifications and Term of Office. The number of directors shall be six (6). Until the first meeting of shareholders, the Directors shall be the persons named in the Articles of Incorporation or, if the Directors are not named in the Articles of Incorporation, then as elected by the Incorporator. Directors must be natural persons but need not be shareholders. Each director shall be elected at the annual meeting of the shareholders except as provided for in Section 3.11 of these Bylaws. Unless a fixed term not exceeding five (5) years is set, each of the directors of the corporation shall hold office for an indefinite term until the next annual meeting held after his or her election and thereafter until the director's successor shall have been elected and shall qualify or until the director shall resign, or shall have been removed as provided by law.

         3.3) Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The acts of a majority of the directors present at the meeting at which a quorum is present shall be the acts of the Board of Directors, except where Colorado law requires a larger number.

         3.4) Annual Meeting. As soon as practicable after each annual meeting of shareholders, when and if held, the Board of Directors shall meet to elect the officers of the corporation and to transact other business at the place where the shareholders' meeting is held or such other place designated by the president or chief executive officer.

         3.5) Regular Meeting. Regular meetings of the Board of Directors shall be held pursuant to resolution of the Board of Directors at the time and place as may be fixed by resolution adopted by a majority of the Board of Directors.

         3.6) Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the president or chief executive officer, or by any director.

         3.7) Notice of Meetings. Notice of the date, time and place of each meeting of the Board of Directors shall be mailed to each director at least three (3) days prior to the meeting; or if notice is delivered by telephone, telegraph, or in person, at least twenty-four (24) hours prior thereto; provided that no notice of any meeting need be given to any director while the director is in the Armed Forces of the United States. The notice need not state the purpose of the meeting. No notice is required if the meeting has been announced at a previous meeting.

         3.8) Compensation. The Board of Directors may fix the compensation of directors from time to time by resolution.

         3.9) Committees. The directors may, by an affirmative vote of a majority of the whole board, establish committees having the authority of the board in the management of the business of the corporation. The committees, except litigation committees established pursuant to Colorado law, are subject at all times to the direction and control of the Board. Committee members must be natural persons but need not be directors. Committee procedures shall be governed by Colorado law.

         3.10) Removal. A director named to fill a vacancy who has not been subsequently elected by a vote of the shareholders may be removed from the board by a vote of a majority of the remaining directors present.


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         3.11) Vacancies. If there is vacancy among the officers or directors of the corporation, such vacancy shall be filled by the Board of Directors. Vacancies in the office of chief executive officer and chief financial officer or the officers performing these duties, shall be filled. A vacancy in the Board of Directors shall be filled by the remaining directors of the board though less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at a time of such increase; and each person so elected shall be a director until his or her successor is duly elected by the shareholders, or until his or her earlier resignation or removal.

         3.12) Special Participation. Members of the Board of Directors, or any committee appointed by the board, may participate in a meeting of the board or a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The notice and quorum requirements must be satisfied. Such participation shall be considered presence in person at such meeting.

         3.13) Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file written dissent to such action with the Secretary of the meeting before the adjournment thereof or unless such dissent is sent by registered mail to the President of the corporation within five (5) days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.14) Advance Consent or Opposition. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. Such consent or opposition shall not constitute presence at the meeting for quorum purposes. The proposal acted upon at the meeting must be substantially the same or have substantially the same effect as the proposal to which the director has consented or objected.


                                   ARTICLE IV.
                                    Officers

         4.1) Number. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other officers and agents as may from time to time be chosen. Any of the offices except those of President and Vice President may be held by one person.

         4.2) Election, Term of Office and Qualifications. The officers shall be elected at the annual meeting of the Board of Directors. Such officers shall hold office until the next annual meeting or until their successors are elected and qualify, provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors.

         4.3) Delegation. Unless prohibited by a resolution approved by a majority of the board present, officers may, without the approval of the board, delegate some or all of their duties and powers to other persons. However, such officers remain subject to the standard of conduct for officers with respect to the discharge of such duties and powers so delegated.

         4.4) The President. The President shall preside at all meetings of the shareholders and directors and shall have general power and duties of supervision and management usually vested in the office of the president. The President shall be the chief executive officer of the corporation; shall see that all orders and resolutions are carried into effect. The President shall be an ex-officer member of all standing committees.

         4.5) The Secretary. The Secretary shall record the minutes of all meetings of the shareholders and Board of Directors. The Secretary shall give proper notice of meetings of shareholders and directors. The Secretary shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and shall attest the seal by his or her signature.


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         4.6) The Treasurer. The Treasurer shall keep accurate accounts of all moneys, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as a majority of the Board of Directors shall designate from time to time. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the corporation. The Treasurer shall be the chief financial officer of the corporation, and shall disburse the funds of the corporation as ordered by the Board of Directors, taking proper vouchers therefore. The Treasurer shall render to the President and the directors, whenever required, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

         4.7) The Vice President. Each Vice President, if any, shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the event of absence or disability of the President, the Vice Presidents shall succeed to the power and duties of the office of President in the order in which they were elected, except that a Vice President who is not a director shall not so succeed.


                                   ARTICLE V.
                Shares and Their Transfer - Examination of Books

         5.1) Certificate of Stock. Every owner of stock of the corporation shall be entitled to a certificate to be in such form as the Board of Directors prescribe, certifying the number and class of shares of stock of the corporation owned by the shareholder. The certificate for the respective classes of such stock shall be numbered in the order in which they shall be signed in the name of the corporation by either the President, Chief Executive Officer, or a Vice President, and by either the Secretary, the Treasurer, the Chief Financial Officer or by any other proper officer of the corporation thereunto authorized by the Board of Directors. A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificates, the number, date and class of shares represented by such certificates respectively, and the respective dates thereof, and in the case of cancellation, the respective dates of cancellation.

         5.2) Issuance of Shares. The Board of Directors is authorized and directed to issue stock of the corporation to the full amount authorized by the Articles of Incorporation, in such amounts and at such times as may be determined by the Board, provided, however, that the stockholders shall have the pro rata preferential right to subscribe to any issue and allocation of stock.

         5.3) Transfer of Shares. Transfer of shares shall be made on the books of the corporation only by the person named in the certificate or by the person's attorney authorized by Power of Attorney executed and filed with the corporation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled and except in cases provided for
Section 5.4 of this Article V. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that when any transfer of shares shall be made as collateral security, and not absolutely, such fact, if known to the designated officer of the corporation or to the transfer agent, shall be so expressed in the entry of transfer. Restrictions on the transfer or registration of securities may be imposed as permitted by Colorado.

         5.4) Lost Certificate. Any shareholder claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form, amount and with sureties satisfactory to the Board, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued for the same number of shares as the one alleged to have been destroyed or lost.

         5.5) Inspection of Books by Shareholders. Shareholders shall be permitted to inspect such books and records of the corporation at all reasonable times, to the extent required by Colorado law.

         5.6) Power to Reacquire Shares. The corporation may reacquire its own shares. Such shares shall constitute authorized but unissued shares of the corporation.


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         5.7) Indebtedness of Shareholders. The corporation shall have the first lien upon all dividends declared upon its capital stock for any indebtedness of the respective holders to the corporation.

         5.8) Transfer Agent. The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all certificates of stock to bear the signature of such transfer agent and of such registrar of transfers.


                                   ARTICLE VI.
                                  Distributions

         6.1) The Board of Directors may make distributions only if the corporation will be able to pay its debts in the ordinary course of business after payment of the distribution. The right to make distributions may be prohibited, limited or restricted by shareholder agreement.


                                  ARTICLE VII.
                                   Fiscal Year

         7.1) The fiscal year of the corporation shall be determined from time to time by a resolution of the Board of Directors.


                                  ARTICLE VIII.
                                Waiver of Notices

         8.1) Whenever any notice is required to be given by these Bylaws or the Articles of Incorporation of this corporation or any of the corporation laws of the State of Colorado, a waiver in writing, signed by the person or persons entitled to said notice, whether before, at, or after the time stated therein, shall be deemed equivalent thereto. Attendance by a director at a meeting is a waiver of notice of that meeting except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate in the meeting. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.


                                   ARTICLE IX.
                                 Indemnification

         9.1) Indemnification. The corporation shall be authorized to the fullest extent permitted by Colorado law to indemnify any person against expenses and liabilities arising by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         9.2) Insurance. The corporation may purchase and maintain insurance on behalf of any indemnified person in that person's official capacity against any liability asserted against that person and incurred by that person in such capacity whether or not the corporation would have been required to indemnify the person against the liability under Section 9.1 of this Article.


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                                   ARTICLE X.
                                   Amendments

         10.1) These Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations provided by Colorado law.

         The undersigned hereby certifies that these Bylaws were duly adopted by the Board of Directors of the corporation on the ____ day of ___________, ____.



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